Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY PROVIDES 2015 GUIDANCE, OPERATIONAL UPDATE, AND REPORTS RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2014

•	2015 capital budget of $1.2 billion, a 43% reduction from 2014 CAPEX excluding acquisitions.

•	Production guidance of 60.4 - 63.5 MMBOE, or 12% production growth year over year at the midpoint.

•	Fourth quarter GAAP net income of $331.7 million or $4.91 per diluted share; adjusted net income of $70.9 million, or $1.05 per diluted share.

•	Fourth quarter GAAP net cash provided by operating activities of $381.5 million; quarterly adjusted EBITDAX of $419.0 million.

DENVER, CO February 24, 2015 - SM Energy Company (NYSE: SM) ("SM Energy" or the "Company") provides 2015 capital, production, and performance guidance, provides an update on the Company's operating activities, and reports financial results for the fourth quarter of 2014. In addition, a presentation regarding the aforementioned items has been posted on the Company's website at www.sm-energy.com. This presentation will be referenced during the conference call scheduled for 8:00 a.m. Mountain Time (10:00 a.m. Eastern time) on February 25, 2015. Information concerning access to the Company's earnings call can be found below.

MANAGEMENT COMMENTARY

Jay Ottoson, President and CEO, remarked, "SM Energy had a strong finish to 2014 as we continued to deliver on improvements in the productivity of our core development assets. We entered 2015 with a strong balance sheet and ample liquidity. Our entire focus now is to translate these competitive advantages into differential returns for our shareholders in what we believe will be a period of dramatic transition in our industry. We intend to accomplish this by rapidly reducing our activity level and positioning ourselves to generate strong, peer leading returns after costs adjust to the lower oil price environment."

CAPITAL, PRODUCTION, AND PERFORMANCE GUIDANCE

In the table below, SM Energy provides 2015 capital expenditure guidance:

2015 Capital guidance
(in millions)

Program	Operated	Non-operated	Total
Eagle Ford	$470	$135	$605
Bakken/Three Forks	195	60	255
Other	170	15	185
Drilling and Completion Subtotal	$835	$210	$1,045

Non-drilling & New Ventures			185

Total			$1,230

In 2015, the Company plans to invest approximately $1.0 billion in drilling and completion ("D&C") capital, an approximately 44% reduction from $1.9 billion of D&C expenditures in 2014. SM Energy began 2015 with 17 operated rigs running and plans to reduce operated rig activity throughout the year, exiting 2015 with an expected 7 rigs. The capital allocation for the year focuses on minimizing outspend to protect the balance sheet and maintaining a level of activity that preserves the value of the Company's asset base. In its capital budget, the Company has assumed D&C cost reductions of 15% to 20% by year-end, depending on the basin. At recent strip pricing, the Company expects its 2015 capital expenditures to exceed 2015 adjusted EBITDAX by approximately $150 million and exit 2015 with a debt to trailing adjusted EBITDAX ratio of approximately 2.5 times without consideration for proceeds related to the previously announced Mid-Continent asset divestiture, which is expected to occur later this year.

Eagle Ford
The Company made 90 flowing completions in its operated Eagle Ford shale program in 2014, 23 of which were in the fourth quarter. At year-end 2014, SM Energy had 334 net wells producing. The Company's recent wells in this program, which have incorporated longer laterals and larger sand loadings, continue to meet or exceed Company expectations. In 2015, the Company plans to make approximately 75 flowing completions on its operated Eagle Ford shale acreage. Nearly all of the planned activity in 2015 will take advantage of enhanced well design, similar to wells drilled and completed in the second half of 2014.

In the Company's non-operated Eagle Ford program, the operator completed 86 gross wells in the fourth quarter of 2014. SM Energy has assumed a reduced level of activity in 2015.

Bakken/Three Forks
SM Energy made 46 gross flowing completions in its operated Bakken/Three Forks program in 2014, 13 of which were completed in the fourth quarter. At year-end 2014, SM Energy had 205 net wells producing. The Company's recent Three Forks and Bakken wells in its Gooseneck asset continue to meet or exceed Company expectations. In 2015, the Company plans to make approximately 40 gross flowing completions on its operated Bakken/Three Forks acreage in the Williston Basin, with approximately 70% of the activity focused on its Gooseneck asset in Divide County, North Dakota.

Other
Of the remaining D&C capital for 2015, a majority will be allocated early in the year to the Company's operated PRB Frontier program. The capital allocated to this program will allow SM Energy to retain essentially all of its acreage.

Production
Based on the capital budget and program discussed above, SM Energy anticipates full-year 2015 production to range from 60.4 to 63.5 MMBOE (165 - 174 MBOE/d). The midpoint of the Company's provided guidance represents annual production growth of approximately 12% year over year. Production for the first quarter of 2015 is expected to be essentially flat to the fourth quarter of 2014, with production declining approximately 1% per quarter for the remainder of the year due to the reduction in rig activity and deferral of well completions throughout the year. The Company's production mix for 2015 is expected to be similar to that of 2014.

Production and cost guidance for full-year 2015 is provided in the table below:

FY 2015
Production (MMBOE)	60.4 – 63.5
Average daily production (MBOE/d)	165 – 174

LOE ($/BOE)	$4.40 – $4.65
Ad Valorem ($/BOE)	$0.50 – $0.55
Transportation ($/BOE)	$6.25 – $6.55
Production Taxes (% of pre-derivative O&G revenue)	4.5% – 5.0%

G&A - cash ($/BOE)	$2.50 – $2.80
G&A - non-cash ($/BOE)	$0.30 – $0.40
G&A Total ($/BOE)	$2.80 – $3.20

DD&A ($/BOE)	$13.00 – $13.80

Effective income tax rate range	36.3% - 37.5%
% of income tax that is current	<3%

General and administrative - cash for 2015 includes approximately $12.5 million, or $0.20/BOE, of non-recurring costs related to the expected mid-year closure of the Company's office in Tulsa, Oklahoma.

FOURTH QUARTER 2014 RESULTS

SM Energy posted GAAP net income for the fourth quarter of 2014 of $331.7 million, or $4.91 per diluted share, compared to net income of $7.0 million, or $0.10 per diluted share, for the same period of 2013. Adjusted net income for the fourth quarter was $70.9 million, or $1.05 per diluted share, compared to adjusted net income of $85.9 million, or $1.26 per adjusted diluted share, in the same period of 2013. Adjusted net income excludes certain items that the Company believes affect the comparability of operating results. Items excluded are generally one-time items or are items whose timing and/or amount cannot be reasonably estimated. Earnings before interest, taxes, depreciation, depletion, amortization, accretion, and exploration expense ("adjusted EBITDAX") were $419.0 million for the fourth quarter of 2014, an increase of 6% from $395.5 million for the same period in 2013.

Adjusted net income and adjusted EBITDAX are non-GAAP financial measures; please refer to the reconciliations in the accompanying Financial Highlights section at the end of this release for additional information about these measures.

SM Energy had average daily production of 176 MBOE/d for the fourth quarter of 2014. The production mix for the quarter was 32% oil/condensate, 45% gas, and 23% NGLs.

The table below presents actual production and per BOE cost metrics for the fourth quarter and full-year 2014, along with previously issued guidance for the fourth quarter and full-year 2014:

Guidance Comparison	For the Three Months				For the Twelve Months
	Ended December 31, 2014				Ended December 31, 2014
	Actual	Guidance			Actual	Guidance
Production
Average daily production (MBOE/d)	175.8	152	-	159	151.1	145	-	147
Total production (MMBOE)	16.17	13.9	-	14.7	55.14	52.9	-	53.6

Costs
Lease operating expense ($/BOE)	$4.66	$4.95	-	$5.20	$4.74	$4.85	-	$4.90
Transportation expense ($/BOE)	$5.77	$6.05	-	$6.35	$6.11	$6.20	-	$6.30
Production taxes, as a percentage of pre-derivative oil, gas, and NGL revenue	4.7%	5.0%	-	5.5%	4.7%	5.0%	-	5.5%

General and administrative - cash ($/BOE)	$2.80	$2.25	-	$2.45	$2.43	$2.26	-	$2.31
General and administrative - cash related to Net Profits Plan ($/BOE)	$0.05	$0.15	-	$0.30	$0.15	$0.18	-	$0.22
General and administrative - non-cash ($/BOE)	$0.38	$0.35	-	$0.55	$0.45	$0.44	-	$0.50
General and administrative - Total ($/BOE)	$3.23	$2.75	-	$3.30	$3.03	$2.88	-	$3.03

Depreciation, depletion, and amortization ($/BOE)	$13.56	$14.00	-	$14.75	$13.92	$14.05	-	$14.25

Taxes
Effective income tax rate					37.4%	37.0%	-	37.5%
% of income tax that is current					0.2%	<3%

In the fourth quarter of 2014, cash G&A expenses per unit were higher than guidance due to performance-based bonus compensation, which was better than projected for the year as a result of Company performance exceeding its 2014 targets.

PROVED RESERVES AND COSTS INCURRED

SM Energy's estimate of proved reserves as of December 31, 2014, was 547.7 MMBOE, which is an increase of 28% from 428.7 MMBOE at the end of 2013. These reserves are comprised of 169.7 MMBbl of oil/condensate, 1,466.5 Bcf of natural gas, and 133.5 MMBbl of NGLs.

The standardized measure of discounted future net cash flows at December 31, 2014, was $5.7 billion. The PV-10 of the Company's estimated proved reserves at December 31, 2014, was $7.6 billion, which was 38% greater than the prior year PV-10 of $5.5 billion. More than 80% of SM Energy's estimated proved reserves by value were audited by an independent reserve engineering firm. The Company believes its use of an independent reserve auditor is a matter of interest to current and potential shareholders, as well as investment professionals who follow the Company. More information on these items are included in the Company's Form 10-K for the year ended December 31, 2014, which is to be filed with the Securities and Exchange Commission on or around February 25, 2015.

Total costs incurred for 2014 were $2.7 billion and were unchanged from the Company's previous release dated February 2, 2015. See the financial highlights section at the end of this release for details concerning costs incurred.

FINANCIAL POSITION AND LIQUIDITY

As of December 31, 2014, SM Energy had total long-term debt of $2.4 billion, which included $166.0 million of outstanding borrowings on its revolving credit facility. At year-end, SM Energy's debt to trailing twelve month adjusted EBITDAX was 1.4 times and debt-to-book capitalization ratio was 51%. As of the end of the fourth quarter, SM Energy was in compliance with all covenants associated with its long-term debt.

EARNINGS CALL INFORMATION

The Company has scheduled a teleconference to discuss these results and other operational matters on February 25, 2015 at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time). Conference dial-in information is included below. A telephonic replay of the call will be available approximately two hours after the call through March 11, 2015.

Call Type	Phone Number	Conference ID
Domestic Participant	877-303-1292	70918598
Domestic Replay	855-859-2056	70918598
International Participant	315-625-3086	70918598
International Replay	404-537-3406	70918598

This call is being webcast live and can be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through March 11, 2015.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of securities laws, including forecasts and projections. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include factors such as the availability, proximity and capacity of gathering, processing and transportation facilities; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of announced acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the volatility and level of oil, natural gas, and natural gas liquids prices; uncertainties inherent in projecting future rates of production from drilling activities and acquisitions; the imprecise nature of estimating oil and gas reserves; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services and uncertainties related to the costs of such equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy's 2014 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

INFORMATION ABOUT PROVED RESERVES

This press release contains references to certain items pertaining to the process used to estimate the Company's proved reserves and their PV-10, which is equal to the standardized measure of discounted future net cash flows from proved reserves on the applicable date, before deducting future income taxes, discounted at 10 percent. SM Energy believes that the presentation of pre-tax PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to the Company's proved reserves prior to taking into account future corporate income taxes and the Company's current tax structure. The Company further believes investors and creditors use pre-tax PV-10 as a basis for comparison of the relative size and value of the Company's proved reserves to other peer companies. SM Energy's pre-tax PV-10 for estimated proved reserves as of December 31, 2014, may be reconciled to its standardized measure of discounted future net cash flows as of December 31, 2014, by reducing the Company's pre-tax PV-10 by the discounted future income taxes associated with such reserves. A reconciliation of these adjustments is provided below.

Reconciliation of standardized measure (GAAP) to PV-10 (Non-GAAP):

As of December 31,
2014
(in millions)
Standardized measure of discounted future net cash flows (GAAP)	$5,698.8
Add: 10 percent annual discount, net of income taxes	3,407.2
Add: future undiscounted income taxes	3,511.4
Undiscounted future net cash flows	12,617.4
Less: 10 percent annual discount without tax effect	(5,000.5)
PV-10 (Non-GAAP)	$7,616.9

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:
Brent Collins, ir@sm-energy.com, 303-863-4326
James Edwards, ir@sm-energy.com, 303-837-2444

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2014

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
Production Data:	2014	2013	Percent Change	2014	2013	Percent Change

Average realized sales price, before the effects
of derivative settlements:
Oil (per Bbl)	$62.60	$86.48	(28)%	$80.97	$91.19	(11)%
Gas (per Mcf)	3.87	3.98	(3)%	4.58	3.93	17%
NGL (per Bbl)	25.97	38.63	(33)%	33.34	35.95	(7)%
Equivalent (per BOE)	$36.27	$44.86	(19)%	$45.01	$45.50	(1)%

Average realized sales price, including the
effects of derivative settlements:
Oil (per Bbl)	$73.55	$86.12	(15)%	$82.68	$89.92	(8)%
Gas (per Mcf)	3.91	4.27	(8)%	4.40	4.14	6%
NGL (per Bbl)	30.71	38.34	(20)%	34.18	36.66	(7)%
Equivalent (BOE)	$40.94	$45.57	(10)%	$45.23	$45.92	(2)%

Production:
Oil (MMBbls)	5.1	3.8	36%	16.7	13.9	19%
Gas (Bcf)	43.9	39.5	11%	152.9	149.3	2%
NGL (MMBbls)	3.8	2.9	30%	13.0	9.5	37%
MMBOE (6:1)	16.2	13.2	22%	55.1	48.3	14%

Average daily production:
Oil (MBbls/d)	55.4	40.8	36%	45.6	38.2	19%
Gas (MMcf/d)	476.9	429.3	11%	419.0	409.2	2%
NGL (MBbls/d)	40.9	31.5	30%	35.6	26.0	37%
MBOE/d (6:1)	175.8	143.8	22%	151.1	132.4	14%

Per BOE Data:
Realized price before the effects of derivative settlements	$36.27	$44.86	(19)%	$45.01	$45.50	(1)%
Lease operating expense	4.66	4.62	1%	4.74	4.82	(2)%
Transportation costs	5.77	5.67	2%	6.11	5.34	14%
Production taxes	1.70	2.01	(15)%	2.13	2.19	(3)%
General and administrative	3.23	3.63	(11)%	3.03	3.09	(2)%
Operating profit, before the effects of derivative settlements	$20.91	$28.93	(28)%	$29.00	$30.06	(4)%
Derivative settlement gain	4.67	0.71	558%	0.22	0.42	(48)%
Operating profit, including the effects of derivative settlements	$25.58	$29.64	(14)%	$29.22	$30.48	(4)%

Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$13.56	$15.31	(11)%	$13.92	$17.02	(18)%

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
December 31, 2014

Consolidated Statements of Operations
(in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Operating revenues and other income:
Oil, gas, and NGL production revenue	$586,567	$593,668	$2,481,544	$2,199,550
Gain on divestiture activity	594	28,484	646	27,974
Marketed gas system revenue	7,200	11,590	24,897	60,039
Other operating revenues	1,460	2,985	15,220	5,811
Total operating revenues and other income	595,821	636,727	2,522,307	2,293,374

Operating expenses:
Oil, gas, and NGL production expense	196,181	162,754	715,878	597,045
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	219,277	202,640	767,532	822,872
Exploration	49,696	21,769	129,857	74,104
Impairment of proved properties	84,480	110,935	84,480	172,641
Abandonment and impairment of unproved properties	57,151	37,646	75,638	46,105
General and administrative	52,241	47,977	167,103	149,551
Change in Net Profits Plan liability	(14,569)	(15,419)	(29,849)	(21,842)
Derivative (gain) loss	(616,734)	11,605	(583,264)	(3,080)
Marketed gas system expense	6,759	11,642	24,460	57,647
Other operating expenses	2,854	4,889	4,658	30,076
Total operating expenses	37,336	596,438	1,356,493	1,925,119

Income from operations	558,485	40,289	1,165,814	368,255

Non-operating income (expense):
Other, net	(68)	3	(2,561)	67
Interest expense	(27,703)	(24,541)	(98,554)	(89,711)

Income before income taxes	530,714	15,751	1,064,699	278,611
Income tax expense	(198,988)	(8,755)	(398,648)	(107,676)

Net income	$331,726	$6,996	$666,051	$170,935

Basic weighted-average common shares outstanding	67,410	66,999	67,230	66,615

Diluted weighted-average common shares outstanding	67,535	68,354	68,044	67,998

Basic net income per common share	$4.92	$0.10	$9.91	$2.57

Diluted net income per common share	$4.91	$0.10	$9.79	$2.51

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
December 31, 2014
Consolidated Balance Sheets
(in thousands, except per share amounts)	December 31,	December 31,
ASSETS	2014	2013

Current assets:
Cash and cash equivalents	$120	$282,248
Accounts receivable	322,630	318,371
Derivative asset	402,668	21,559
Deferred income taxes	—	10,749
Prepaid expenses and other	19,625	14,574
Total current assets	745,043	647,501

Property and equipment (successful efforts method):
Proved oil and gas properties	7,348,436	5,637,462
Less - accumulated depletion, depreciation, and amortization	(3,233,012)	(2,583,698)
Unproved oil and gas properties	532,498	271,100
Wells in progress	503,734	279,654
Oil and gas properties held for sale, net of accumulated depletion, depreciation and amortization of $22,482 and $7,390, respectively	17,891	19,072
Other property and equipment, net of accumulated depreciation of $37,079 and $28,775, respectively	334,356	236,202
Total property and equipment, net	5,503,903	3,859,792

Noncurrent assets:
Derivative asset	189,540	30,951
Restricted cash	—	96,713
Other noncurrent assets	78,214	70,208
Total other noncurrent assets	267,754	197,872

Total Assets	$6,516,700	$4,705,165

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$640,684	$606,751
Derivative liability	—	26,380
Deferred tax liability	142,976	—
Other current liabilities	1,000	6,000
Total current liabilities	784,660	639,131

Noncurrent liabilities:
Revolving credit facility	166,000	—
Senior Notes	2,200,000	1,600,000
Asset retirement obligation	120,867	118,692
Net Profits Plan liability	27,136	56,985
Deferred income taxes	891,681	650,125
Derivative liability	70	4,640
Other noncurrent liabilities	39,631	28,771
Total noncurrent liabilities	3,445,385	2,459,213

Stockholders' equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued: 67,463,060 and 67,078,853 shares outstanding, respectively; net of treasury shares: 67,463,060 and 67,056,441, respectively	675	671
Additional paid-in capital	283,295	257,720
Treasury stock, at cost: zero and 22,412 shares, respectively	—	(823)
Retained earnings	2,013,997	1,354,669
Accumulated other comprehensive loss	(11,312)	(5,416)
Total stockholders' equity	2,286,655	1,606,821

Total Liabilities and Stockholders' Equity	$6,516,700	$4,705,165

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
December 31, 2014

Consolidated Statements of Cash Flows
(in thousands)	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$331,726	$6,996	$666,051	$170,935
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on divestiture activity	(594)	(28,484)	(646)	(27,974)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	219,277	202,640	767,532	822,872
Exploratory dry hole expense	21,583	(32)	44,427	5,846
Impairment of proved properties	84,480	110,935	84,480	172,641
Abandonment and impairment of unproved properties	57,151	37,646	75,638	46,105
Stock-based compensation expense	8,126	6,852	32,694	32,347
Change in Net Profits Plan liability	(14,569)	(15,419)	(29,849)	(21,842)
Derivative (gain) loss	(616,734)	11,605	(583,264)	(3,080)
Derivative cash settlements	39,375	9,347	(28,419)	22,062
Amortization of debt discount and deferred financing costs	1,713	1,476	6,146	5,390
Deferred income taxes	199,600	6,936	397,780	105,555
Plugging and abandonment	(2,603)	(2,493)	(8,796)	(9,946)
Other, net	4,003	(154)	1,069	2,775
Changes in current assets and liabilities:
Accounts receivable	14,705	(33,285)	24,088	(78,494)
Prepaid expenses and other	(2,056)	2,559	(1,822)	98
Accounts payable and accrued expenses	36,270	20,520	9,466	93,224
Net cash provided by operating activities	381,453	337,645	1,456,575	1,338,514

Cash flows from investing activities:
Net proceeds from sale of oil and gas properties	1,990	404,351	43,858	424,849
Capital expenditures	(656,936)	(432,181)	(1,974,798)	(1,553,536)
Acquisition of proved and unproved oil and gas properties	(85,276)	404	(544,553)	(61,603)
Other, net	(2,542)	896	(3,256)	(2,613)
Net cash used in investing activities	(742,764)	(26,530)	(2,478,749)	(1,192,903)

Cash flows from financing activities:
Proceeds from credit facility	749,000	226,500	1,285,500	1,203,000
Repayment of credit facility	(973,000)	(254,500)	(1,119,500)	(1,543,000)
Debt issuance costs related to credit facility	(3,388)	—	(3,388)	(3,444)
Net proceeds from Senior Notes	589,991	(89)	589,991	490,185
Repayment of 3.50% Senior Convertible Notes	—	—	—	—
Proceeds from sale of common stock	1,979	2,408	4,877	6,858
Dividends paid	(3,370)	(3,349)	(6,723)	(6,663)
Net share settlement from issuance of stock awards	(48)	(17)	(10,624)	(16,220)
Other, net	(2)	4	(87)	(5)
Net cash provided by (used in) financing activities	361,162	(29,043)	740,046	130,711

Net change in cash and cash equivalents	(149)	282,072	(282,128)	276,322
Cash and cash equivalents at beginning of period	269	176	282,248	5,926
Cash and cash equivalents at end of period	$120	$282,248	$120	$282,248

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2014

Adjusted Net Income
(in thousands, except per share data)

Reconciliation of net income (GAAP)	For the Three Months		For the Twelve Months
to adjusted net income (Non-GAAP):	Ended December 31,		Ended December 31,
	2014	2013	2014	2013

Actual net income (GAAP)	331,726	$6,996	$666,051	$170,935

Adjustments net of tax: (1)
Change in Net Profits Plan liability	(9,164)	(9,683)	(18,775)	(13,411)
Derivative (gain) loss	(387,926)	7,288	(366,873)	(1,891)
Derivative settlement gain	47,495	5,870	7,935	13,546
Gain on divestiture activity	(374)	(17,888)	(406)	(17,176)
Impairment of proved properties	53,138	69,667	53,138	106,002
Abandonment and impairment of unproved properties	35,948	23,642	47,576	28,309
Other (3)	68	—	(5,032)	—

Adjusted net income (Non-GAAP) (2)	$70,911	$85,892	$383,614	$286,314

Adjusted net income per diluted common share	$1.05	$1.26	$5.64	$4.21

Diluted weighted-average shares outstanding	67,535	68,354	68,044	67,998

(1) For the three and twelve-month periods ended December 31, 2014, adjustments are shown net of tax and are calculated using a tax rate of 37.1%, which approximates the Company's statutory tax rate adjusted for ordinary permanent differences. For the three-month period ended December 31, 2013, adjustments are shown net of tax and are calculated using a tax rate of 37.2%, which approximates the Company's statutory tax rate adjusted for ordinary permanent differences. For the twelve-month period ended December 31, 2013, adjustments are shown net of tax using the Company's effective rate of 38.6%, as calculated by dividing income tax expense by income before income taxes shown on the consolidated statement of operations.

(2) Adjusted net income excludes certain items that the Company believes affect the comparability of operating results. Items excluded generally are non-recurring items or are items whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as the change in the Net Profits Plan liability, derivative (gain) loss, net of derivative settlement gains, impairment of proved properties, abandonment and impairment of unproved properties, and (gain) loss on divestiture activity. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of SM Energy's fundamental business on a recurring basis. In addition, management believes that adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities, or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all, items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

(3) For the three and twelve-month periods ended December 31, 2014, adjustments include items related to settlements from the previously disclosed litigation against Endeavour Operating Corporation. These items are included as a portion of other operating revenues and non-operating income (expense), other, net, on the Company's consolidated statement of operations.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2014

Adjusted EBITDAX (4)
(in thousands)

Reconciliation of net income (GAAP) to adjusted EBITDAX (non-GAAP) to net cash provided by operating activities (GAAP):	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Net income (GAAP)	$331,726	$6,996	$666,051	$170,935
Interest expense	27,703	24,541	98,554	89,711
Other non-operating (income) expense, net	68	(3)	2,561	(67)
Income tax expense	198,988	8,755	398,648	107,676
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	219,277	202,640	767,532	822,872
Exploration (5)	47,881	20,105	122,577	65,888
Impairment of proved properties	84,480	110,935	84,480	172,641
Abandonment and impairment of unproved properties	57,151	37,646	75,638	46,105
Stock-based compensation expense	8,126	6,852	32,694	32,347
Derivative (gain) loss	(616,734)	11,605	(583,264)	(3,080)
Derivative settlement gain (6)	75,509	9,347	12,615	22,062
Change in Net Profits Plan liability	(14,569)	(15,419)	(29,849)	(21,842)
Gain on divestiture activity	(594)	(28,484)	(646)	(27,974)
Adjusted EBITDAX (Non-GAAP)	$419,012	$395,516	$1,647,591	$1,477,274
Interest expense	(27,703)	(24,541)	(98,554)	(89,711)
Other non-operating income (expense), net	(68)	3	(2,561)	67
Income tax expense	(198,988)	(8,755)	(398,648)	(107,676)
Exploration (5)	(47,881)	(20,105)	(122,577)	(65,888)
Exploratory dry hole expense	21,583	(32)	44,427	5,846
Amortization of debt discount and deferred financing costs	1,713	1,476	6,146	5,390
Deferred income taxes	199,600	6,936	397,780	105,555
Plugging and abandonment	(2,603)	(2,493)	(8,796)	(9,946)
Other, net	4,003	(154)	1,069	2,775
Changes in current assets and liabilities	12,785	(10,206)	(9,302)	14,828
Net cash provided by operating activities (GAAP)	$381,453	$337,645	$1,456,575	$1,338,514

(4) Adjusted EBITDAX represents income (loss) before interest expense, interest income, income taxes, depreciation, depletion, amortization, and accretion, exploration expense, property impairments, non-cash stock compensation expense, derivative gains and losses net of settlements, change in the Net Profits Plan liability, and gains and losses on divestitures. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally one-time in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that is presented because we believe that it provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. We are also subject to a financial covenant under our credit facility based on our debt to adjusted EBITDAX ratio. In addition, adjusted EBITDAX is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted EBITDAX should not be considered in isolation or as a substitute for net income (loss), income (loss) from operations, net cash provided by operating activities, or profitability or liquidity measures prepared under GAAP. Because adjusted EBITDAX excludes some, but not all items that affect net income (loss) and may vary among companies, the adjusted EBITDAX amounts presented may not be comparable to similar metrics of other companies.

(5) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the accompanying statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying statements of operations for the component of stock-based compensation expense recorded to exploration.

(6) Derivative settlement gain represents the portion of derivatives which were settled as of December 31, 2014. This amount is comprised of derivative cash settlements and a portion of changes in the accounts receivable and changes in accounts payable and accrued expenses line items on the accompanying statements of cash flows. The portion of changes in accounts receivable and changes in accounts payable and accrued expenses included in Derivative settlement gain was $36.1 million and $41.0 million for the three and twelve-month periods ended December 31, 2014, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2014

Proved oil and gas reserve quantities:
	For the Year Ended
	December 31, 2014
	Oil or Condensate	Gas	NGLs	Equivalents	Proved Developed	Proved Undeveloped
	(MMBbl)	(Bcf)	(MMBbl)	(MMBOE)	(MMBOE)	(MMBOE)
Total proved reserves
Beginning of year	126.6	1,189.3	103.9	428.7	208.9	219.9
Revisions of previous estimates	(5.1)	46.0	7.8	10.4	8.1	2.3
Discoveries and extensions	15.0	103.5	10.5	42.7	14.7	28.0
Infill	32.0	270.8	24.1	101.2	16.2	85.0
Sales of reserves	(1.9)	(1.1)	—	(2.1)	(2.1)	—
Purchases of minerals in place	19.8	10.9	0.2	21.9	7.9	13.9
Production	(16.7)	(152.9)	(13.0)	(55.1)	(55.1)	—
Conversions	—	—	—	—	88.2	(88.2)
End of year	169.7	1,466.5	133.5	547.7	286.8	260.9

PV-10 (in millions)				$7,616.9	$5,253.0	$2,363.9

Proved developed reserves
Beginning of year	70.2	569.2	43.8	208.9
End of year	89.3	784.6	66.7	286.8
*Totals may not sum due to rounding.

Regional proved oil and gas reserve quantities:

	South Texas & Gulf Coast	Rocky Mountain	Permian	Mid-Continent	Total
Year-end 2014 proved reserves
Oil (MMBbl)	64.5	91.5	13.5	0.2	169.7
Gas (Bcf)	1,193.3	89.6	38.9	144.8	1,466.5
NGL (MMBbl)	131.2	2.0	—	0.4	133.5
Total (MMBOE)	394.6	108.4	20.0	24.7	547.7
% Proved developed	48%	56%	76%	83%	52%

Year-end 2013 proved reserves
Oil (MMBbl)	50.6	64.0	11.8	0.2	126.6
Gas (Bcf)	947.3	72.1	26.9	142.9	1,189.3
NGL (MMBbl)	102.7	—	—	1.2	103.9
Total (MMBOE)	311.2	76.0	16.3	25.2	428.7
% Proved developed	42%	59%	91%	78%	49%

*Totals may not sum due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2014

Costs incurred in oil and gas producing activities:
(in thousands)
For the Year Ended December 31, 2014

Development costs (1)	$1,782,324
Exploration costs	288,270
Acquisition costs:
Proved properties	272,902
Unproved properties	368,208
Total, including asset retirement obligation (2)(3)	$2,711,704

(1) Includes facility costs of $75.1 million.
(2) Includes capitalized interest of $16.0 million.
(3) Includes amounts relating to estimated asset retirement obligations of $11.4 million.